Exhibit 10.1

股份购买协议

Share Purchase Agreement

本协议由以下各方于2018年4月11日在武汉市签订：

This Agreement is executed in Wuhan, China on this day of April 11, 2018 by and among:

甲方 Party A：

甲方一:声荣环保科技技术（武汉）有限公司

Party A(I)：Shengrong Environmental Protection Technology (Wuhan) Co., Ltd.

授权代表: 李家珍

Authorized representative：Jiazheng Li

甲方二：湖北声荣环保节能科技有限公司

Party A (II): Hubei Shengrong Environmental Protection Energy-Saving Science and Technology Co. Ltd.

授权代表：李家珍

Authorized representative：Jiazheng Li

乙方Party B：

乙方一: 廖龙

Party B (I)：Long Liao

身份证号：330326196602095515

ID No.: 330326196602095515

乙方二： 郑春永

Party B (II)：Chunyong Zheng

身份证号: 330326197103315426

ID No.: 330326197103315426

乙方三：武汉现代工业技术研究院

Party B (III): Wuhan Modern Industrial Technology Research Institute

授权代表：廖龙

Authorized representative：Long Liao

乙方四：湖北中工材料集团有限公司

Party B (IV): Hubei Zhonggong Materials Group Co., Ltd.

授权代表：廖龙

Authorized representative：Long Liao

丙方： 武汉赫斯特涂层材料股份有限公司

Party C： Wuhan HOST Coating Materials Co., Ltd.

授权代表： 廖龙

Authorized representative：Long Liao

丁方：TMSR Holding Company Limited

Party D: TMSR Holding Company Limited.

授权代表：李家珍

Authorized representative：Jiazheng Li

鉴于：

Whereas:

1.	丙方是一家依照中华人民共和国法律法规于2010年10月27日成立并合法存续的股份有限公司，注册地在中华人民共和国湖北省葛店开发区葛店镇，现登记注册资本为人民币3000万元；

Party C is a limited liability company incorporated and currently in good standing under the laws and regulations of the People’s Republic of China (PRC) with the registered address in Gedian Town, Gedian Development Zone, Hubei Province, PRC and a current registered capital of RMB 30 million;

2.	乙方为丙方的现有登记股东，合计持有丙方100%的股权。

Party B represents the currently registered shareholders of Party C, holding collectively 100% of Party C’s outstanding capital stock.

3.	Party D owns 100% equity interest of Party A (I), a wholly foreign owned enterprise incorporated under the laws of the PRC which owns 100% equity interest of Party A (II), a limited liability company incorporated under the law of the PRC.

丙方持有依中国法律设立的外商独资企业，甲方一之100%股权，甲方一持有依中国法律设立的有限责任公司，甲方二之100%股权。

上述合同各方根据中华人民共和国有关法律法规的规定，本着平等自愿的原则，经过友好协商，达成一致，特订立如下合同条款，供各方共同遵守。

According to the laws and regulations of the PRC and based on the principals of equality and voluntariness, after friendly negotiation, all Parties agree to the terms set forth below.

第一条 释义

Article 1 Definitions

1.1	除非本协议文意另有所指，下列词语具有以下含义：

Unless otherwise indicated in this agreement, the terms below have the definitions as follows:

过渡期 Transition Period	指	本协议签署之日至就本协议项下对价支付完成的时间段。 The period between the execution date of this agreement and the completion of the payment of consideration.

送达 Delivery	指	本协议任一方按照本协议约定的任一种送达方式将书面文件发出的行为。 Delivery of documents by any Party pursuant to the delivery method set forth in this agreement.

本协议 This Agreement	指	本《股份购买协议》及附件。 The Share Purchase Agreement and Attachments.

工作日 Working Days	指	中华人民共和国国务院规定的法定节假日以外的工作时间。 Days other than legal holidays set forth in the regulations promulgated by the PRC State Council

“/” “/”	指	“和/或” And/or

“超过”或“小于” “more” or “less”	指	均不含本数 Does not include the number itself

1

1.2	本协议的条款标题仅为了方便阅读，不应影响对本协议条款的理解。

The title of the provisions of this agreement are for reference only and shall not affect the meaning of the provisions herein.

第二条	股份发行前提

Article 2 Prerequisites of the Payment of Total Consideration

2.1	各方确认，甲方和丙方在本协议项下的支付总对价（定义见3.1条）的义务以下列条件为前提，乙方及丙方有义务提供相关证据证明下列条件以得到全部满足：

All Parties shall confirm that the obligations of Party A and Party D to deliver the Total Consideration (as defined in Section 3.1) under this Agreement shall be under the following conditions, and Party B and Party C have the obligation to provide related evidence that all of the following conditions have been met:

3.1.1	乙方及丙方已经以书面形式向甲方充分、完整披露了丙方的资产、负债、权益、对外担保以及与本协议有关的信息等；乙方及丙方承诺向甲方提供的丙方财务会计报表真实地完整地反映了丙方在该期间的资产、负债和盈利状况，不存在任何虚假。

Party B and Party C have made to Party A a full and complete disclosure of Party C’s assets, liabilities, equities, guarantees to other parties and information related to this Agreement; Party B and Party C, jointly and severally, shall provide Party A with Party C’s financial and accounting statements that accurately and completely reflect the Party C’s assets, liabilities and profitability and/or losses without any false statement.

2.1.2

过渡期内，丙方的经营或财务状况没有发生重大的不利变化；未经甲方同意，丙方不得进行现金及资产的处置以及利润分配。

During the Transition Period, there is no material adverse change to the business or financial condition of Party C; Party C shall not distribute any assets, cash or profits without the permission of Party A.

2.1.3	过渡期内，未经甲方同意，乙方不得向丙方乙方以外的第三方转让其所持有的部分或全部丙方股权。 During the Transition Period, without Party A’s consent, Party B shall not transfer all or any of Party C’s shares held by Party B to any third party.

2.1.4	过渡期内，乙方及丙方应在所有重大方面，保持丙方的组织架构好，丙方管理层、员工及顾问持续提供服务，维持好与主要客户的业务关系，并维持、控制和保全丙方的资产与过去经营状况一致。
During the Transition Period, Party B and Party C shall preserve intact, in all material respects, Party C’s business organizations, to keep available the services of Party C’s managers, directors, officers, employees and consultants, to maintain, in all material respects, their existing relationships with all customers with whom Party C does significant business, and preserve the possession, control and condition of Party C’s assets, all as consistent with past practice.

2

2.1.5	过渡期内，丙方作为连续经营的实体，不存在亦不得有任何违法、违规的行为，丙方不得处置其主要资产或在其上设置担保，也不得发生或承担任何重大债务，通常业务经营中的处置或负债除外，且单独或累计金额不得超过五万美元。
During the Transition Period, as a continuous operating entity, Party C shall maintain its existence in good standing and it shall not conduct its business nor act in a manner that would be in violation of law, Party C shall not dispose of its main assets nor place any guarantees on them. Party C shall not take on any major debt, except where such debt or liability is in the regular course of Party C’s business operations and does not exceed $50,000 either individually or in the aggregate.

2.1.6	过渡期内，无甲方书面同意（此类书面文件不得无故被扣压、设限或拖延），乙方和丙方不得：
Without limiting the generality of the foregoing sections, and except as contemplated by the terms of this Agreement, during the Transition Period, without the prior written consent of Party A (such consent not to be unreasonably withheld, conditioned or delayed), Party B and Party C shall not:

2.1.6.1	修改、取消或变更公司注册文件、章程以及其他类似文件； amend, waive or otherwise change, in any respect, its certificate of incorporation, bylaws or other similar organizational documents;

2.1.6.2	授权发行、发售、授予、出售、担保，处置或提议发行、发售、担保或处置任何公司权益类证券或期权、承诺、认购或任何类型的购买或出售其权益类证券的权利，或其他证券权益，包括证券转换或交换为任何登记的股份或任何其他基于证券的承诺，或与第三方就该类证券或证券权利进行任何对冲交易；
authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities interests, including any securities convertible into or exchangeable for any of its equity securities or securities interests of any class and any other equity-based awards, or engage in any hedging transaction with a third party with respect to such equity securities or other securities interests;

2.1.6.3	拆分，合并，重新资本化或重分类任何其权益类证券或发行其他类型证券，或就相关证券作出任何支付留置或发放股份股利，或直接或间接赎回或购买或承诺购买任何证券或证券权利；
split, combine, recapitalize or reclassify any of its equity interests or issue any other securities in respect thereof or pay or set aside any distribution or other dividend (whether in cash, equity or property or any combination thereof) in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its equity securities or securities interests;

3

2.1.6.4	引致，创造，承担，支付或其他任何可以导致公司承担超过5万美元（单独或累计）负债的行为，对第三方贷款、预支或投资，或担保或为任何第三方背书，承担债务或承诺；
incur, create, assume, prepay or otherwise become liable for any indebtedness (directly, contingently or otherwise) in excess of $50,000 (individually or in the aggregate), make a loan or advance to or investment in any third party, or guarantee or endorse any indebtedness, liability or obligation of any third party;

2.1.6.5

在法律要求范围或现有任何已建立的福利支出计划或依据过去行为可知的任何正常商业行动范围以外的增加薪酬，工资或任何员工的补偿超过现金额的5%，或增加上述人员的奖金超过现金额的5%，或就2017财年和2018财年的奖金作出承诺，或者显著增加上述人员的福利待遇，与丙方任何现有顾问、管理层、董事或员工签订、建立或显著更改现有福利计划；

increase the wages, salaries or compensation of any of its employees by more than five percent (5%), or increase bonuses for the foregoing individuals in excess of five percent (5%), or make commitments to advance with respect to bonuses for fiscal year 2016 or 2017, or materially increase other benefits of any of the foregoing individuals, or enter into, establish, materially amend or terminate any benefit plan with, for or in respect of any current consultant, officer, manager director or employee of Party C, in each case other than as required by applicable law, pursuant to the terms of any already established benefit plan or in the ordinary course of business consistent with past practice;

2.1.6.6	作出或撤销任何关于税务的重要选择，就税务问题作出的任何和解、起诉、诉讼、处置、仲裁、调查审计或争议，修正纳税申报表、退税申请，或就任何税务政策或程序进行重大变更；
make or rescind any material election relating to taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, file any amended Tax Return or claim for refund, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable law;

2.1.6.7	转移或授予任何第三方，或扩展，作出重大修订，允许失效或无法保留丙方目前已注册的无形资产，知识产权，已注册知识产权或其他丙方持有的无形资产，或乙方授权丙方使用的无形资产，或向任何未签订保密协议的第三方公布任何甲方或丙方的商业秘密；
transfer or license to any third party or otherwise extend, materially amend or modify, permit to lapse or fail to preserve any of Party C’s registered intellectual property, licensed intellectual property or other intellectual property held by Party C or by Party B for the benefit of Party C, or disclose any of Party A or C ’s trade secrets to any third party who has not entered into a confidentiality agreement;

4

2.1.6.8	取消或放弃或转让任何丙方合同中的重大权利，或出租或签订任何（A）每年支出可能会超过5万美元的合同；或（B）签订超过一年的不支付重大罚款无法取消的或需多至提前60天通知方可取消的合同；
terminate or waive or assign any material right under any of Party C’s material contracts or any lease or enter into any contract (A) involving amounts potentially exceeding $50,000 per year or (B) with a term longer than one year that cannot be terminated without payment of a material penalty and upon notice of sixty (60) days or less;

2.1.6.9	未合理维护与过去交易相关的重要会计账簿，会计记录以及会计凭证； fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

2.1.6.10	设立任何子公司或者设置新的业务线； establish any Subsidiary or enter into any new line of business;

2.1.6.11	未能通过商业上合理的努力以保证保险条款的有效或取代或修订与资产、运营和公司活动相关的现行有效的保险政策或文件;
fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in an amount and scope of coverage as are currently in effect;

2.1.6.12

对现有重大资产进行重新估值或对会计政策，准则或实践作出重大变更，美国通用会计准则和公司审计允许的部分除外;
revalue any of its material assets or make any change in accounting methods, principles or practices, except in compliance with GAAP and approved by the Company’s outside auditors;

2.1.6.13	除只作出金钱赔偿外的，金额不超过5万美元的，或公司财务记录中已存在的就任何索赔、诉讼或纠纷的放弃，取消，分配，解决或和解;
waive, release, assign, settle or compromise any claim, action or proceeding, other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages not in excess of $50,000, or otherwise pay, discharge or satisfy any Actions, Liabilities or obligations, unless such amount has been reserved in the Company Financials;

5

2.1.6.14	结束或显著减少公司行为或努力，或解雇和减少公司员工; close or materially reduce its activities, or effect any layoff or other personnel reduction or change, at any of its facilities;

2.1.6.15	并购，包括任何兼并，吸收合并或购买任何股权或资产，或其他形式的业务整合，公司合并，设立合伙，有限公司或其他形式的业务组织或分布，或购买其他任何重大金额的正常业务需求以外的资产;
acquire, including by merger, consolidation, acquisition of stock or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business;

2.1.6.16	作出超过5万美元的资本化支出; make capital expenditures in excess of $50,000;

2.1.6.17	采取全面或部分清算、解散、兼并、吸收合并、重组、重新资本化或其他重组行为的计划; adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

2.1.6.18	自愿承担重大合同中条款所涉及的或员工福利计划以外的任何金额超过5万美元的负债或义务;
voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $50,000 (individually or in the aggregate) other than pursuant to the terms of a material contract or employee benefit plan;

2.1.6.19	出售，出租，许可，交货或掉期，抵押或担保或承担债务（包括证券化），或其他任何处置重大比例的不动产，固定资产或权利的行为;
sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

2.1.6.20	就丙方的投票权作出任何协议，理解或安排; enter into any agreement, understanding or arrangement with respect to the voting of Party C’s securities;

6

2.1.6.21	从事任何可能被合理认为将导致延迟或损害丙方取得任何与本协议相关的政府部门同意或批准的行为;
take any action that would reasonably be expected to delay or impair the obtaining of any consents or approvals of any governmental authority to be obtained in connection with this agreement;

2.1.6.22	达成，修改，放弃或取消（根据条款需要取消的事项除外）与任何关联方的任何交易; enter into, amend, waive or terminate (other than terminations in accordance with their terms) any transaction with any related parties; or

2.1.6.23	授权或同意从事任何上述相关事项。 authorize or agree to do any of the foregoing actions.

2.2	若乙方或丙方存在任何违反本协议第2.1条约定的情况，则甲方有权单方解除本协议，并要求乙方承担相应赔偿责任。
If Party B or Party C conducts any violation of the agreed conditions under Section 2.1, Party A shall have the right to unilaterally terminate this agreement, and require Party B to assume the corresponding liability.

第三条	对价

Article 3 Consideration

3.1	各方同意，为确保甲方从乙方处取得丙方100%股权，丙方同意向乙方支付1120万美元对价(“总对价”)，其中520万美元以美元或等额人民币的现金（“现金对价”）支付，600万美元以每股票面金额为0.0001美元的丁方普通股（“普通股”）股份（“对价股份”）支付。双方一致同意依2018年3月27日收盘价每股9.28美元计，股份对价合计为646,552股丁方普通股，乙方一、乙方二、乙方三和乙方四或者其指定方分别获发的股份数量和现金按照其各自在丙方的持股比例计算：

In exchange for the transfer of 100% equity interest of Party C from Part B to Party A, Party A and Party D shall deliver total consideration of US$ 11.2 million (“Total Consideration”), of which US$ 5.2 million or RMB equivalent shall be paid in cash (“Cash Consideration”) and US$ 6 million shall be paid in such number shares of common stock (“Common Stock”), par value $0.0001, of Party D (“Share Consideration”). The Parties agree the Share Consideration shall be an aggregate of 646,552 shares of commons stocks of Party D which is based on the closing price of US$9.28 on March 27, 2018. Party B(I), Party B(II), Party B(III) and Party B(IV) or their respective designees, shall receive the Cash Consideration and Share Consideration pro rata in accordance with each party’s respective percentage of ownership interest in Party C.

7

3.2	所有根据本协议发行的股份均为受限于下列限制，第一个三分之一的股票为自发行之日起12个月的锁定期期限, 第二个三分之一股票为自发行之日起24个月的锁定期期限, 第三个三分之一的股票为自发行之日起36个月的锁定期期限（“锁定期”），该期间内乙方将不得转让、担保或处置该部分股份。此外，锁定期内，乙方（或其指定方）不得，（i）发售、质押、出售、合同出售任何对价股份的期权、认股权证、或签署购买对价股份的协议，或者以其他方式直接或间接转让或处分该对价股份，或者公开发售、出售、质押或处分对价股份的意图；（ii）签署换股或其他整体或部分转让对价股份经济权益的协议；或者（iii）要求对对价股份进行注册或类似注册的权利。乙方认可丙方会通知股份登记机构限制该部分股份的转让并设置相应标注。
The Share Consideration shall be subject to following lock-up whereby the first 1/3 of the Share Consideration shall be subject to a twelve (12) month lock-up from the date of issuance, the second 1/3 of the Share Consideration a twenty-four (24) month from the date of issuance and the last 1/3 of the Share Consideration a thirty-six (36) month lock-up from the date of issuance (the “Lock-Up Periods”). During the respective Lock-Up Periods, Party B (or its designee) shall not, (i) offer, pledge, sell, contract to sell, sell any option, warrant or contract to purchase, or otherwise transfer or dispose of, directly or indirectly, any Share Consideration, or publicly disclose the intention to make any offer, sale, pledge or disposition, (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Share Consideration, or (iii) make any demand for or exercise any similar right with respect to the registration of any Share Consideration. Party B acknowledge that the Party D shall cause the transfer agent to fix appropriate lock-up legend on the Share Consideration.

3.3	各方同意，对价股份将依下列规定分期发行给乙方或其指定方： All Parties agree that Share Consideration shall be issued to Party B as followings:

(a)	三分之一的对价股份,即215,517 股普通股于2018年12月31日当天或之前向发行给乙方或其指定方； One-third of Share Consideration, i.e. 215,517 shares of Common Stock shall be issued to Party B or its designees on or before December 31, 2018;

(b)	三分之一的对价股份,即215,517 股普通股于2019年12月31日当天或之前向发行给乙方或其指定方； One-third of Share Consideration, i.e. 215,517 shares of Common Stocks shall be issued to Party B or its designees on or before December 31, 2019;
(c)	剩余三分之一的对价股份,即215,518 股普通股于2020年12月31日当天或之前向发行给乙方或其指定方。
One-third of Share Consideration, i.e. 215,518 shares of Common Stocks shall be issued to Party B or its designees on or before December 31, 2020.

8

第四条	丙方股权和相关手续的办理

Article 4 Ownership of Party C and Completion of Recording Procedures

4.1	各方同意，自甲方和/或丁方支付现金对价之日起，甲方一和甲方二将取得丙方100%股权， 其中，甲方一和甲方二将分别持有约16.7%和83.3%丙方股权。丙方将尽其努力完成股权 转让登记手续。

The Parties agree upon payment of the Cash Consideration by Party A and/or Party D, Party A(I) and Party A (II) shall receive 100% equity interest of Party C where Party A(I) and Party A (II) shall own 16.7% and 83.3% of equity interest of Party C, respectively. Party C shall use its best effort to complete the required share transfer registration procedure.

第五条	丙方管理

Article 5 Management of Party C

5.1	甲方和丁方同意丙方法定代表人和董事长仍由廖龙先生担任，丙方董事或其他高管由乙方一提名，甲方依法定程序任免。

Party A and Party D agree that Mr. Long Liao shall serve as the legal representative and Chairman of Party C. All the directors and officers of Party C will be nominated by Party B (I) and appointed by Party A according to legal proceedings.

第六条	竞业限制

Article 6 Non-Competition

6.1	乙方承诺丙方是乙方经营相关业务的唯一实体，即乙方在三年内不得另设或参股与丙方主营业务相同的公司。

Party B represents and warrants that within 3 years Party C is the only operating entity it has established in this line of business and that Party B will not in any way compete with Party C’s business, whether that be by establishing or investing in any entity with the same primary business as Party C.

6.2	乙方/丙方同意采取有效措施确保丙方的高级管理人员不得设立或以任何形式（包括但不限于以股东、合伙人、董事、监事、经理、职员、代理人、顾问等等身份）参与与丙方业务相竞争/相关联的其他经营实体。

Party B and Party C agree to take effective measures to ensure that senior executives of Party C do not set up or participate in any other operating entities or affiliated entities with operations that compete with Party C.

9

第七条	知识产权的占有与使用

Article 7 Possession and use of intellectual property

7.1

乙方/丙方单独并共同声明、承诺并保证，本协议签订之时及本协议签订之后，丙方是丙方企业名称、商标和专利、商品名称及品牌、网站名称、域名、专有技术、各种经营许可证等相关知识产权、许可权的唯一的、合法的所有权人；上述知识产权均经过必要的相关政府部门批准或备案，且所有为保护该等知识产权而采取的合法措施均经过政府部门批准或备案，并保证按时缴纳相关费用，保证其权利的持续有效性。

Party B and Party C, individually and jointly and severally, represent, warrant and guarantee that, at and after the execution of this Agreement, Party C is the sole legal owner of its intellectual property rights and permits, including the business name, trademarks, patents, product names and brands, web names, domain names, proprietary technologies and various licenses and permits. Party B and Party C, individually and jointly and severally, represent, warrant and guarantee that all legal measures taken to protect the foregoing intellectual property have been approved by or recorded with related government agencies, all related expenses will be paid on time, and the foregoing rights will be continuously valid.

7.2	若与丙方生产经营相关的知识产权未在丙方名下，乙方/丙方应确保相关权利人按照合理的方式在本协议签署后将相关知识产权无偿或以法律法规允许的最低价格转移至丙方名下。If intellectual property rights related to Party C’s products and operations are not under its name, Party B and Party C shall ensure that, in a reasonable manner and in accordance with relevant intellectual property rights laws and regulations, all related rights and ownership interests in the intellectual property will be transferred to Party C free or at the lowest price permitted by law after the execution of this Agreement.

第八条	债权和债务

Article 8 Debts and Liabilities

8.1	乙方/丙方，分别和共同确认并承诺，在签订本协议之前不存在任何未披露的已发生或潜在的债务和责任（包括但不限于合同债务、侵权之债以及相关部门给予的各种行政罚款），且在过渡期内没有甲方同意，将不会产生相关负债或责任。

Party B and Party C, individually and jointly and severally, represent and warrant that there are no undisclosed existing or potential debts and liabilities prior to the execution of this Agreement (including but not limited to contractual liability, tort liability, and fines by various government agencies) and there will be no debts or liabilities will be entered into during the transition period without the consent of Party A.

8.2	乙方同意，对未以书面形式向甲方披露的丙方的债务和责任，由乙方承担。乙方应当在实际发生赔付后5个工作日内全额向丙方进行补偿。

Party B agrees to be liable for any debts and liabilities that have not been disclosed to Party A in writing. If Party C incurs any debts and liabilities, Party B shall compensate Party C in the full amount within five working days after the payment has been made by Party C.

第九条	保证和承诺

Article 9 Representations and Warranties

9.1	甲方向乙方和丙方保证和承诺如下： Party A and Party D make the following representations and warranties to Party B and Party C:

(1)

甲方是依法注册成立并且合法存续的企业法人，具有签署本协议的权利能力和行为能力，并有足够的能力全面履行本协议规定的义务。

Party A and Party D are enterprises legally registered and currently in good standing with the ability to sign this Agreement and fully perform obligations under this Agreement.

10

9.2	乙方及丙方，分别和共同向甲方保证和承诺如下：

Party B and Party C, individually and jointly and severally, represent and warrant to Party A as follows:

(1)	丙方是一家依照中华人民共和国法律法规于成立并合法存续的有限责任公司。

Party C is a limited liability company duly formed, validly existing and in good standing under the laws of the PRC.

(2)	拥有签订并履行本协议义务的全部权利与授权，并依据中国法律具有签订本协议所有的资格条件和/或行为能力。本协议的签署和履行不会与丙方公司章程或有关法律、法规、条例等有约束力的规范性文件或丙方签订的协议等所承担的义务相冲突。

Party B and Party C each have the right and authority to sign this agreement, and to exercise rights and perform obligations hereunder. They have the qualifications and ability required to sign this agreement under PRC laws. The execution and performance of this agreement will not conflict with Party C’s bylaws, binding documents, including any governing laws, regulations and rules, or any agreement signed by Party C.

(3)	本协议的签订或履行不违反以其为一方的任何重大合同或协议。

The execution or performance of this agreement will not violate any material agreement signed by any Party.

(4)	已就与本次交易有关的所有信息和资料，向甲方进行且将在过渡期内仍将进行充分、详尽、及时的披露，没有重大遗漏、误导和虚构。保证自本协议签订至整个过渡期内其向甲方提供的一切文件资料均是真实、有效完整的。

Party B and Party C have made a full, detailed, complete and timely disclosure of all information and materials related to this transaction, and will continue to do so through the Transition Period, without any material omission, misleading or false information. Party B and Party C also represent and warrant that all documents provided to Party A are true, valid and complete as of the date of this Agreement and will remain so through the Transition Period.

(5)	保证丙方全面履行本协议约定的义务，乙方的保证方式为连带责任保证。

Party B and Party C will fully perform their obligations under this agreement and Party B bears joint and several liabilities for Party C’s actions.

(6)	已向且在过渡期内持续向甲方披露所涉及或可能涉及的仲裁、诉讼、司法执行等法律纠纷或行政处罚、政府调查等事项，并就此等事项可能给丙方或本协议的履行造成的影响已向甲方作了充分的陈述和说明。

Party B and Party C have already disclosed to Party A, and will continue to disclose through the Transition Period, all legal enforcement and government investigation related matters such as arbitration, litigation, and judicial enforcement and have made, and will continue to make, full disclosure with regard to the potential impact of such matters on Party C or its performance of this agreement.

11

(7)	丙方目前及未来的财务会计报表公正真实地反映了丙方的经营业绩及资产负债状况，不 包含任何虚假成分，没有为误导甲方而故意省略部分关键事实。

The financial statements of Party C, now and in the future, fairly and accurately reflect the operating results, assets and liabilities of Party C without any false element or intentional and partial omission of key facts to mislead Party A.

(8)	保证丙方的关键管理人员和技术骨干在本协议签署后与丙方签订不低于五年的劳动合同及相关保密、不竞争协议（如甲方要求）。该类协议正本或副本将被提供给甲方。

Key personnel and technical staff of Party C have signed employment agreements and related non-disclosure and non-compete agreements (per Party A’s request) for a period of not less than five years from the execution of this agreement. Originals or copies of all such confidentiality agreements have been, or will be during the Transition Period, delivered to Party A.

(9)	乙方和丙方保证本协议签署后60日内办理完成股权变更登记手续。 Party B and C will cooperate in completing the share transfer registration within 60 days from signing this agreement.

第十条	通知及送达

Article 10 Notices and Deliveries

10.1	在本协议有效期内，因法律、法规、政策的变化，或任一方丧失履行本协议的资格和/或能力，导致影响本协议的履行，该方应承担相应的在合理时间内通知的义务。

Within the term of this agreement, if any changes in laws, regulations, and policies cause any loss of the ability or qualification of any Party to perform its obligations under this agreement which affects the performance of this agreement, such Party shall have the obligation to notify the other Parties within a reasonable time period.

10.2	各方同意，与本协议有关的任何通知，以书面送达方式方为有效。

All Parties agree that any notice related to this agreement shall be given in writing.

10.3	通知送达下列地点或各方的实际经营地或住所地： Notice should be delivered to the following locations or the actual business location or domicile of all Parties:

甲方一地址：中华人民共和国武汉市硚口区丰茂路1号;

Address of Party A(I): No. 1 Fengmao Road, Qiaokou District, Wuhan City, PRC;

甲方二地址：中华人民共和国武汉市硚口区古田五路17号1-4特1号；

Address of Party A(II): Te No.1, 1-4, No. 17, Gutian Wu Road, Qiaokou District, Wuhan City, PRC;

12

乙方一地址： 中华人民共和国湖北省葛店开发区葛店镇;

Address of Party B(I): Gedian Town, Gedian Development Zone, Hubei Province, PRC;

乙方二地址： 中华人民共和国湖北省葛店开发区葛店镇;

Address of Part B(III): Gedian Town, Gedian Development Zone, Hubei Province, PRC;

乙方三地址： 中华人民共和国湖北省葛店开发区葛店镇;

Address of Party B(III): Gedian Town, Gedian Development Zone, Hubei Province, PRC;

 乙方四地址： 中华人民共和国湖北省葛店开发区葛店镇;

Address of Party B(IV): Gedian Town, Gedian Development Zone, Hubei Province, PRC;

丙方地址：中华人民共和国湖北省葛店开发区葛店镇；

Address of Party C: Gedian Town, Gedian Development Zone, Hubei Province, PRC；

丁方地址：中国湖北省武汉市硚口区南泥湾大道硚口经济开发区A101幢。

Address of Party D: A101 Qiaokou Industry Park, Nanniwan Avenue, Qiaokou District,Wuhan, Hubei, China.

第十一条	违约及其责任

Article 11 Breach of Contract

11.1	本协议生效后，各方应按照本协议的规定全面、适当、及时地履行其义务、承诺及其他相关约定，除不可抗力因素外若本协议的任何一方违反本协议的义务、承诺及其他相关约定，则构成违约。

After this agreement becomes effective, any breach of any obligations, warranties or any other provisions under this agreement by any party due to reasons other than force majeure constitute a breach.

11.2	一旦发生违约行为（包括违反保证和承诺），违约方应当向守约方支付违约金，并赔偿因其违约而给守约方造成的损失。支付违约金并不影响守约方要求违约方继续履行合同。

Once a breach occurs (including a breach of representations and warranties), the breaching Party shall pay damages to the other non-breaching Parties. Paying damages shall not affect the non-breaching Parties’ request that the breaching Party to continue to perform under this agreement.

第十二条	合同的变更、解除

Article 12 Amendment and Termination

12.1	本协议的任何修改、变更应经合同各方另行协商，并就修改、变更事项签署书面合同后方可生效。

Any amendment and change to this agreement shall be based on negations of all Parties and shall become effective only after all Parties have signed the agreements on such amendment or change.

12.2	本协议在下列情况下解除：经协议各方当事人协商一致解除；或者，任一方发生违约行为并在30天内不予更正的，或发生累计两次或以上违约行为，守约方有权单方解除；或者，本协议因不可抗力，造成本协议无法履行。

This agreement can be terminated under the following conditions: (1) all Parties consent to the termination of this agreement after negotiation; (2) if any Party fails to cure its breach within 30 days or if any Party has breached the agreement two or more times, regardless of whether or not it has cured such breach, then the non-breaching Parties can unilaterally terminate the agreement; or (3) this agreement cannot be performed due to force majeure.

13

12.3	有权提出解除合同的一方应当以书面形式通知，通知在到达其他各方时生效。

The Party with the right to terminate shall notify the other Parties in writing and such notice shall become effective when it is delivered to other Parties.

12.4	本协议被解除后，不影响一方当事人要求支付违约金和赔偿损失的权利。

After this Agreement is terminated, the rights of any Parties to obtain liquidated damages and compensation for loss of rights under this agreement shall not be affected.

第十三条	争议解决

Article 13 Settlement of Disputes

13.1	本协议的效力、解释及履行均适用中华人民共和国法律。

The validity, interpretation, and performance of this agreement shall be governed by and construed in accordance with the laws of the PRC.

13.2	合同各方当事人因本协议发生的任何争议，均应首先通过友好协商解决，协商不成，各方均有权选择向上海国际经济贸易仲裁委员会提起仲裁，依据该会届时有效的仲裁规则进行仲裁，仲裁裁决是终局的，对各方均具有法律执行力。

All Parties of this Agreement shall resolve any dispute arising from this agreement through friendly negotiation. If negotiation fails, all Parties have the right to choose arbitration before the Shanghai International Economic and Trade Arbitration Commission. Final arbitration awards according to arbitration rules of such commission shall be binding on all Parties.

第十四条	附则

Article 14 Miscellaneous

14.1	本协议自各方签字、盖章后成立并生效。

This agreement shall become effective after all Parties sign or place their stamps on the agreement.

14.2	本协议未尽事宜，各方可另行签署补充协议，该补充协议与本协议是一个不可分割的整体，并与本协议具有同等法律效力。本协议附件是本协议的组成部分，与本协议具有同等的法律效力。

All Parties can sign supplemental agreements with regard to any matters unaddressed in this agreement. Such supplemental agreements will be considered part of this agreement and have the same validity as this agreement.

14.3	本协议用中文书写，一式8份，各方各持一份，具有同等法律效力。

This agreement is in Chinese with eight originals, one for each Party and with the same validity.

（以下无正文，为本协议签署页）

(Intentionally Left Blank and Signature Page follows)

14

本页为《股份购买协议》签字页

This page is the signature page of the Share Purchase Agreement

甲方 Party A(I)：

声荣环保科技技术（武汉）有限公司

Shengrong Environmental Protection Technology (Wuhan) Co., Ltd.

/s/ Jiazhen Li

姓名/Name：李家珍 Jiazhen Li

职务/Title ： 执行董事

甲方 Party A(II)：

湖北声荣环保节能科技有限公司

Hubei Shengrong Environmental Protection Energy-Saving Science and Technology Co. Ltd.

/s/ Jiazhen Li

姓名/Name：李家珍 Jiazhen LI

职务/Title ：董事长

乙方一Party B(I):

廖龙 Long Liao

/s/ Long Liao

乙方二Party B(II):

郑春永 Chunyong Zheng

/s/ Chunyong Zheng

乙方三Party B(III):

武汉现代工业技术研究院

Wuhan Modern Industrial Technology Research Institute

/s/ Long Liao

姓名/Name：廖龙 Long Liao

职务/Title：法人代表/授权签字人Legal/ Authorized Representative

乙方四Party B(IV):

湖北中工材料集团有限公司

Hubei Zhonggong Materials Group Co., Ltd.

/s/ Long Liao

姓名/Name：廖龙 Long Liao

职务/Title：法人代表/授权签字人Legal/ Authorized Representative

15

丙方/Party C：

武汉赫斯特涂层材料股份有限公司

Wuhan HOST Coating Materials Co., Ltd.

/s/ Long Liao

姓名/Name：廖龙 Long Liao

职务/Title：法人代表/授权签字人Legal/ Authorized Representative

丁方/Party D

TMSR Holding Company Limited

/s/ Jiazhen Li

姓名/Name：李家珍 Jiazhen LI

职务/Title 联席董事长 Co-Chairman

16